Exhibit 32.1

CERTIFICATION

Pursuant to 18 U.S.C. §1350, the undersigned officer of ING Life Insurance and Annuity Company (the “Company”) hereby certifies that, to the officer’s knowledge, the Company’s Annual Report on Form 10-K for the year ended December 31, 2010 (the “Report”) fully complies with the requirements of Section 13 or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 23, 2011	By:	/s/	Ewout L. Steenbergen
(Date)			Ewout L. Steenbergen
Executive Vice President and
Chief Financial Officer